UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2011

THE GREAT ATLANTIC & PACIFIC TEA COMPANY,
INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

Two Paragon Drive
Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The Great Atlantic & Pacific Team Company, Inc. (the “Company”) is seeking to amend its Third Amended and Restated Superpriority Debtor In Possession Credit Agreement dated as of January 13, 2011 (as amended by the First Amendment dated as of July 8, 2011, the “DIP Credit Agreement”), among the Company, certain of its subsidiaries, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent.  The Company is seeking to, among other things,  amend the covenants regarding Minimum Excess Availability and  Minimum Cumulative EBITDA (as such terms are defined in the DIP Credit Agreement). In particular, the Company is seeking to (i) change the measurement intervals for Minimum Excess Availability requirements and (ii) reduce its Minimum Cumulative EBITDA requirements and have them measured beginning with respect to the period ending December 31, 2011 rather than prior to such time as required by the DIP Credit Agreement, provided that such requirements will not be applicable if the Company has filed a plan of reorganization with the bankruptcy court on or before such date pursuant to which the Lenders would be repaid in full.

There are no assurances that the Company will be successful in its negotiations with the Lenders. If the Company isn’t successful, the Company may be in default under the DIP Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Date: September 13, 2011	By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel